Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated February 14, 2006, accompanying the financial statements of CBS Personnel Holdings, Inc. contained in Amendment No. 2 to the Registration Statement and Prospectus of Compass Diversified Trust. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP
Cincinnati, Ohio
March 16, 2006